Filed pursuant to Rule 424(b)(5)
Registration No. 333-194539

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 2, 2014)

1,150,000 Shares

Common Stock

We are offering 1,150,000 shares of common stock, par value $0.001 per share, in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on The NASDAQ Global Market under the symbol “LAND.” The last reported sale price of our common stock on September 23, 2014, was $12.79 per share. The aggregate market value of our outstanding common equity held by non-affiliates on September 12, 2014 was approximately $51,162,093, based on 6,530,264 shares of outstanding common stock, of which 2,762,805 shares are held by affiliates, and a per share price of $13.58 based on the average of the bid and asked prices of our common stock on September 12, 2014. During the twelve calendar months prior to and including the date hereof, we have offered and sold no securities pursuant to General Instruction I.B.6. of Form S-3.

We believe that we qualify, and have elected to be taxed as, a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 3.3% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock by any person.

We are an “emerging growth company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements. Investing in shares of our common stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-6 of this prospectus supplement and on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2013, and other reports and information that we file from time to time with the U.S. Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$12.28	$14,122,000
Underwriting discounts and commissions	$0.614	$706,100
Proceeds, before expenses, to us	$11.666	$13,415,900

We have granted the underwriters an option to purchase up to 172,500 additional shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments, if any. The underwriters expect to deliver the shares of common stock on or about September 29, 2014.

Janney Montgomery Scott	Oppenheimer & Co.	JMP Securities

Ladenburg Thalmann
Maxim Group LLC
J.J.B. Hilliard, W.L. Lyons, LLC
Sidoti & Company, LLC

The date of this prospectus supplement is September 24, 2014.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the U.S. Securities and Exchange Commission, or the SEC, the information in this prospectus supplement will supersede such information.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-194539) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any jurisdiction where such offer or any sale would be unlawful. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and funds from operations, or FFO, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and beyond annual row crops;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	estimates of our future operating expenses, including payments to our Adviser and Administrator (each as defined herein) under the terms of our advisory and administration agreements;

•	our compliance with tax laws, including our recent election to qualify as a real estate investment trust (“REIT”) for federal income tax purposes;

•	projected capital expenditures; and

•	use of the proceeds of this offering, our line of credit, mortgage notes payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	Our ability to successfully complete pending and future property acquisitions;

•	general volatility of the capital markets and the market price of our common stock;

•	our failure to qualify as a REIT and risks of change in laws that affect REITs;

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•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our industry, interest rates or the general economy;

•	natural disasters or climactic changes impacting the regions in which our tenants operate;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including with other agricultural real estate companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our business strategy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman, president and chief executive officer, Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of our common stock. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” sections beginning on page S-6 of this prospectus supplement and in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2013, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all information presented in this prospectus supplement assumes that the underwriters’ over-allotment option to purchase additional shares is not exercised.

Unless the context otherwise requires or indicates, each reference in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Land Limited Partnership, a wholly-owned subsidiary of the Company and a Delaware limited partnership, (iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) “Administrator” means Gladstone Administration, LLC, the external administrator to the Company and a Delaware limited liability company.

The Company

We are an externally-managed real estate company formed to engage in the business of owning and leasing farmland located in major agricultural markets throughout the United States. Our farmland is predominantly concentrated in locations where tenants are able to grow annual row crops such as berries, lettuce and melons, among others, which are planted and harvested annually or more frequently. We may also acquire property related to farming, such as storage facilities utilized for cooling crops, processing plants, packaging buildings and distribution centers. We completed our initial public offering on January 28, 2013 with 1,630 acres on twelve farms, leased to six separate corporate and independent farmer tenants, in California and Florida. At that time, we also owned two storage facilities utilized for cooling crops (“coolers”) and a facility utilized for storage and assembly of boxes for shipping (“box barn”). As of the date of this prospectus supplement, we own 6,833 acres on 28 farms: 11 in California, 8 in Florida, 4 in Michigan, 4 in Oregon and 1 in Arizona. We also own two coolers and a box barn. These properties are currently leased to 22 separate tenants that are either corporate or independent farmers. We also lease a small parcel on our 653-acre farm near Oxnard, California, or West Gonzales, to an oil company.

During 2013 and continuing in 2014, we began to diversify the variety of crops grown on our properties. We now own several farms with more permanent crops, such as blueberries, and we also have one farm that grows grains, such as corn and beans. While our focus remains on annual row crops, in the future, we may acquire additional land farmed for fruit or nut trees, bushes, wine berries and wine grapes, as well as land to grow grains. We may also acquire more property related to farming, such as coolers, freezer buildings, box barns, silos, storage facilities, green houses, processing plants, packaging buildings and distribution centers.

We generally lease our properties under triple-net leases, an arrangement under which the tenant pays rent to us and maintains the property while paying the related taxes, maintenance and insurance costs. We may also elect to sell farmland at certain times, such as when the land could be developed by others for urban or suburban uses. We do not currently intend to enter the business of growing, packing or marketing farmed products; however, if we do so in the future, we expect that we would conduct such business through a taxable REIT subsidiary, or TRS.

To a lesser extent, we may provide senior secured first lien mortgage loans to farmers for the purchase of farmland and farm-related properties. We expect that any mortgage loans we make would be secured by farming properties that have a successful history of crop production and profitable farming operations and that, over time, such mortgages would not exceed 5.0% of the fair value of our total assets. Currently, we do not hold any mortgages, and we have not identified any properties for which to make loans secured by mortgages.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser, which is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria. Administrative services are provided to us by Gladstone Administration, LLC, or our Administrator, also an affiliate of ours and our Adviser. Our Adviser and our Administrator are owned and controlled by David Gladstone, our chief executive officer, president, chairman of our board of directors and our largest stockholder.

We conduct our business through an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure in which our properties and the mortgage loans we make will be held directly or indirectly by Gladstone Land Limited Partnership, our Operating Partnership. We are the manager and 100% owner of Gladstone Land Partners, LLC, or Land Partners, which is the sole general partner of our Operating Partnership, and we currently hold, directly and indirectly through Land Partners, 100% of its outstanding limited partnership units, or Units. In the future, we may offer equity ownership in our Operating Partnership by issuing Units to farmland owners from time to time in consideration for acquiring their farms. Holders of Units in our Operating Partnership will be entitled to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the Units for one year. Farmland owners who exchange their farms for Units may be able to do so in a tax-deferred exchange under U.S. federal income tax laws.

The Operating Partnership is the sole member of our subsidiary, Gladstone Land Advisers, Inc., which has elected to be a TRS. We may own or manage our assets and engage in other activities through Gladstone Land Advisors or another TRS we form or acquire when we deem it necessary or advisable. The taxable income generated by any TRS will be subject to regular corporate income tax. Currently, we do not conduct any operations through a TRS.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

Innovative Business Strategy: First public company formed primarily to own and lease farmland with the goal of providing investors with steady income and capital appreciation, as well as a hedge against inflation.

Experienced Management Team: We are managed by an investment advisor registered with the SEC with over $1.4 billion of assets currently under management. Our management team has a successful track record of underwriting agricultural real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants. In addition, our chief executive officer has unique industry knowledge as a past owner of Coastal Berry Company (from 1997-2004) — one of the largest integrated berry and vegetable growers, marketers, and shippers in California.

Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with agricultural real estate brokers and corporate and independent farmers.

Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on investing in farmland that has demonstrated relatively steady appreciation in value and increases in rental rates with relatively low volatility.

Conservative Dual Underwriting Strategy: When underwriting a tenant’s farming operations and the real estate it occupies, we focus on the cash flow of the tenant and management of the farming operations as well as the intrinsic value of the property, including evaluation of access to water and other attributes.

Proven Ability to Execute Business Model: Since our IPO, in January 2013, we have invested $61.8 million into the acquisition of 16 new farms, and an additional $2.6 million has been invested in the form of capital improvements on existing farms.

Distribution Stability: Since our IPO in January 2013, we have made 19 consecutive monthly distributions on our common stock. We currently pay monthly distributions (declared quarterly) to holders of shares of our common stock at the current rate of $0.03 per share.

Recent Developments

Investment Activities

On July 23, 2014 we acquired one farm comprised of 68 acres of farmland near Oxnard, California, (“Naumann Road”) for an aggregate purchase price of approximately $6.9 million. The property is currently being farmed for fruits and vegetables. We funded this acquisition by drawing on our $25.0 million revolving equity line of credit with MetLife, or our Line of Credit. At closing, we executed a three-year lease, which provides annualized, straight-line rents of approximately $330,000.

On July 25, 2014, we acquired one farm comprised of 326 acres of farmland near Arvin, California (“Sycamore Road”), for an aggregate purchase price of approximately $5.8 million. The property is currently being farmed for vegetables. We funded this acquisition by drawing on our Line of Credit with MetLife. At closing, we were assigned the existing lease, which has 15 months remaining on the term. The lease provides for annualized, straight-line rents of $58,000. In addition, we also executed a nine-year, triple-net follow-on lease with a new tenant that begins at the end of the 15-month lease assumed at acquisition. Under the terms of the follow-on lease, the tenant has one option to extend the lease for an additional three-year term. This nine-year lease will provide for prescribed rent escalations over its life, with annualized, straight-line rents of approximately $312,000. In addition, this follow-on lease requires us to make certain irrigation improvements to the property, for which we will earn additional rent on the total cost of the improvements, up to a total cost of $750,000, commensurate with the yield on the farmland.

Pending Acquisitions

On July 25, 2014, we entered into an agreement of purchase and sale to purchase 64 acres of land in California for approximately $6.4 million. This property is irrigated cropland that is farmed primarily for strawberries.

On July 31, 2014, we entered into an agreement with G&D Farms, Inc. to purchase an 825-acre farm near Duette, Florida at a purchase price of approximately $14.2 million. This property is irrigated cropland that is farmed primarily for strawberries.

On August 11, 2014, we entered into an agreement with Oxnard Plains, LLC and Santa Clara Plains, LLC for the purchase of approximately 332 acres of cropland located in Ventura County, California, for a purchase price that is expected to be approximately $24.6 million, exclusive of closing costs. The Property is irrigated cropland that is primarily farmed for berries and vegetables.

Closing of each of the above pending acquisitions are subject to customary conditions and termination rights for transactions of this type, including a due diligence inspection period and financing. As described below under “Use of Proceeds,” we expect to fund certain of these acquisitions using proceeds from this offering and drawing on our Line of Credit on the properties. This offering is not contingent upon the consummation of either of these acquisitions. Further, there can be no assurance with respect to the timing of the closing of these acquisitions or whether the acquisitions will be completed on the currently-contemplated terms, other terms or at all.

Property Improvement

In July 2014, we completed an irrigation upgrade project on 1,761 acres of farmland near Willcox, Arizona, for which we rehabilitated several of the 13 existing wells on the property, in addition to adding two new wells. The total cost of this project was approximately $1.2 million, and we expect to execute a lease with the tenant to provide for a return of 5% of the total cost of the project during the three months ending September 30, 2014.

Financing Activity

On September 19, 2014, we closed on an agreement with Farm Credit of Central Florida, ACA (“Farm Credit”), to borrow approximately $4.3 million (the “Farm Credit Loan”). The loan is scheduled to mature on August 31, 2034, and will bear interest at a fixed rate of 3.52% per annum through July 31, 2017. Thereafter, the interest rate will be equal to the one-month London Interbank Offered Rate plus 2.875% per annum. The Farm Credit Loan is collateralized by certain of our Florida farmland properties, on which we were loaned at a rate of 60% of the farmlands’ aggregate value. We intend to use these funds to help acquire additional farmland in the U.S.

September Cash Distribution

On July 15, 2014, our Board of Directors authorized and we declared a monthly cash distribution of $0.03 per share of common stock, payable to stockholders of record as of the close of business on September 19, 2014.

The Offering

Issuer	Gladstone Land Corporation

Common stock offered by us	1,150,000 shares of common stock (or 1,322,500 shares of common stock if the underwriters exercise their over-allotment option in full)

Common stock outstanding prior to this offering	6,530,264 shares[1]

Common stock to be outstanding after this offering	7,680,264 shares of common stock (or 7,852,764 shares of common stock if the underwriters exercise their over-allotment option in full)

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $13,275,900 (or approximately $15,288,285 if the underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the proceeds from this offering to fund pending and future property acquisitions (including the pending acquisitions described above under “Recent Developments — Pending Acquisitions”), repay debt and for other general corporate purposes. See “Use of Proceeds.”

Dividends and distributions	We declare quarterly and pay monthly cash distributions to holders of our common stock at the current rate of $0.03 per share. Distributions are authorized and paid at the discretion of our Board of Directors and are based upon the circumstances at the time of declaration. Our September cash distribution is payable on September 30, 2014 to stockholders of record as of the close of business on September 19, 2014.

Restriction on ownership	To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, ownership, actual or constructive, by any person of more than 3.3% in value of shares of our capital stock or 3.3% in value or number (whichever is more restrictive) of shares of our common stock is restricted by our charter. This restriction may be waived by our Board of Directors in its sole and absolute discretion, prospectively or retroactively, upon the satisfaction of certain conditions. See “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the accompanying prospectus.

Risk factors	An investment in shares of our common stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NASDAQ symbol	“LAND”

For additional information regarding our common stock, see “Description of Capital Stock” in the accompanying prospectus.

[1]	The common stock outstanding is as of September 23, 2014.

RISK FACTORS

Your investment in shares of our common stock involves substantial risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our common stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, our ability to make cash distributions to holders of our common stock and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

This offering is expected to be dilutive, and there may be future dilution related to our common stock.

Giving effect to the issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share and FFO per share for the year ending December 31, 2014. The actual amount of dilution cannot be determined at this time and will be based upon numerous factors. Additionally, but subject to the 60 day lock-up restrictions described under the caption “Underwriting” in this prospectus supplement, we are not restricted from issuing additional securities, including common stock, senior common stock, preferred stock and securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, senior common stock, preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering, or the perception that such issuances or sales could occur. A perception that an issuance of a large number of shares of our common stock will likely occur if we file an S-11 registration statement to register additional shares of our common stock. We intend to do file an S-11 registration statement in the near future. Please see “— Our ability to raise capital is limited by applicable laws and regulations and we may utilize more costly and time-consuming methods of raising capital to fulfill our investment objectives, including an offering using a Form S-11 registration statement.” Additionally, future issuances or sales of substantial amounts of our common stock may be at prices below the offering price of the common stock offered by this prospectus supplement and may result in further dilution in our earnings per share and FFO per share and adversely impact the market price of our common stock.

Securities eligible for future sale may have adverse effects on the share price of our common stock, and any additional capital raised by us through the sale of equity securities may dilute your ownership in us.

As of September 23, 2014, we had the ability to raise up to $300 million of additional equity capital through the sale of securities that are registered under our universal shelf registration statement on Form S-3, or the Universal Shelf, in one or more future public offerings. Sales of substantial amounts of our common stock or the perception that these sales could occur, may adversely affect the liquidity of our common stock or prevailing market prices for our common stock. Large price changes or low trading volume may preclude you from buying or selling our common stock at all, or at any particular price or during a time frame that meets your investment objectives.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities. Upon liquidation, holders of preferred securities and debt securities, if any, and lenders with respect to other borrowings, such as our Line of Credit, would receive a distribution of our available assets prior to the holders of our common stock. Future equity offerings may dilute the holdings of our existing stockholders. If we decide to issue preferred stock, it could have a priority right to dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

Future holders of any securities ranking senior to our common stock have dividend and liquidation rights that are senior to the rights of the holders of our common stock.

Any future holders of any securities ranking senior to our common stock will be entitled to receive their liquidation preference in full before we can pay distributions of remaining proceeds to all holders of shares of our common stock.

Shares of common stock will be ranked junior to any future preferred stock that we may issue with respect to dividends and liquidation rights. We may in the future attempt to increase our capital resources by making additional offerings of equity securities, including classes or series of shares of preferred stock, which would likely have preferences with respect to dividends or upon dissolution that are senior to our common stock. Because our decision to issue securities in any future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings. Thus, our common stockholders bear the risk that our future offerings reduce the per share trading price of our common stock and dilute their interest in us.

There was no active public market for our common stock prior to the IPO and the market price and trading volume of our common stock has been volatile at times following the IPO and may continue to be so following this offering, which may adversely impact the market for shares of our common stock and make it difficult to sell your shares.

Prior to the IPO, there was no active market for our common stock. Although our common stock is listed on the NASDAQ, the stock markets, including the NASDAQ on which our common stock is listed, have from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The offering price for shares of our common stock has been determined by negotiation between us and the underwriters. You may not be able to sell your shares of common stock at or above the offering price.

In addition, the trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common stock is the annual yield from distributions on our common stock as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common stock to demand a higher annual yield, or a decrease in our distributions to stockholders, could reduce the market price of our common stock.

Other factors that could significantly affect the market price of our common stock include the following:

•	actual or anticipated variations in our operating results, FFO, cash flows or liquidity;

•	changes in earnings estimates of analysts and any failure to meet such estimates;

•	changes in our distribution policy;

•	publication of research reports about us or the agricultural real estate industry generally;

•	changes in market valuations of agricultural real estate;

•	adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near- and medium-term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel, including our ability to find attractive replacements;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus;

•	changes in regulatory policies or tax laws, particularly with respect to REITs;

•	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•	significant volatility in the market price and trading volume of shares of REITs, real estate companies, agricultural companies or other companies in our sector, which is not necessarily related to the performance of those companies;

•	investor confidence in the stock market; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance, condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not decline in the future, and it may be difficult for our stockholders to resell their shares of our common stock at prices that they find attractive, or at all.

The Company is considered an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX and delayed implementation of certain accounting standards.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

For as long as we remain an “emerging growth company” we intend to take advantage of certain exemptions from various reporting requirements until we are no longer an “emerging growth company.” After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of SOX.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile when trading occurs.

Shares of our common stock have been thinly traded in the past.

Although a trading market for our common stock exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common stock will be sustained in the future. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, an investor may be unable to liquidate his or her investment in us. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Our ability to raise capital is limited by applicable laws and regulations and we may utilize more costly and time-consuming methods of raising capital to fulfill our investment objectives, including an offering using a Form S-11 registration statement.

This registration statement is a “shelf” registration on Form S-3, which typically enables an issuer to raise additional capital on a more timely and cost effective basis than through other means, such as registration of a securities offering under a Form S-11 registration statement. Our ability to raise additional capital through the sale and issuance of our equity securities is limited by, among other things, SEC rules and regulations. Under current SEC rules and regulations, to be eligible to use a Form S-3 registration statement for primary offerings without restriction as to the amount of securities to be sold and issued, the aggregate market value of our common equity held by non-affiliates (i.e., our “public float”) must be at least $75 million (calculated pursuant to the General Instructions to Form S-3). Furthermore, the SEC’s rules and regulations require that we periodically re-evaluate the value of our public float to determine whether we continue to satisfy the foregoing public float requirement. We currently do not meet the $75 million public float requirement and the amount we could raise through primary offerings of our securities in any 12-month period using a Form S-3 registration statement is limited to an aggregate of one-third of our public float.

Moreover, the market value of all securities sold by us under our Form S-3 registration statements during the 12-month period prior to any intended sale will be subtracted from that amount to determine the amount we can then raise under our Form S-3 registration statements. If our public float subsequently increases to $75 million or more, such limitation would cease to apply until we conduct our next re-evaluation. Until our public float reaches $75 million or more, the amount of capital we are allowed to raise under our Form S-3 registration statement may not be sufficient to fulfill our investment objective.

Further, the issuance of additional shares of our common stock will have the immediate effect of increasing the public float of our common stock and any such increase will likely cause the market price of our common stock to decline or fluctuate significantly. Alternative means of raising capital through sales of our securities, including through the use of a Form S-11 registration statement, though more costly and time-consuming, may be required to raise additional capital to assist in funding acquisitions of properties under consideration and for other general corporate purposes. We intend to file a Form S-11 registration statement shortly after the date of this prospectus supplement so that we may raise additional capital to fulfill our investment objectives.

Market interest rates may have an effect on the value of our common stock.

One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences upon dissolution senior to those of our common stock.

We have paid, may continue to pay, or may in the future pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. There is no limit on the amount of offering proceeds we may use to pay distributions. During the early stages of our operations following the IPO, we funded certain of our distributions from the net proceeds of the IPO, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

If the properties we acquire or invest in do not produce the cash flow that we expect in order to meet our REIT minimum distribution requirement, we may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter generally restricts direct or indirect ownership by one person or entity to no more than 3.3% in value of the outstanding shares of our capital stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make dividend payments on our common stock.

We generally operate as a holding company that conducts its businesses through our subsidiaries. These subsidiaries conduct all of our operations and are our only source of income. Accordingly, we are dependent on cash flows and payments of funds to us by our subsidiaries as dividends, distributions, loans, advances, leases or other payments from our subsidiaries to generate the funds necessary to make dividend payments on our common stock. Our subsidiaries’ ability to pay such dividends and/or make such loans, advances, leases or other payments may be restricted by, among other things, applicable laws and regulations, any debt agreements and management agreements into which our subsidiaries may enter, which may impair our ability to make cash payments on our common stock. In addition, such agreements may prohibit or limit the ability of our subsidiaries to transfer any of their property or assets to us, any of our other subsidiaries or to third parties. Our future indebtedness or our subsidiaries’ future indebtedness may also include restrictions with similar effects.

In addition, because we are a holding company, stockholders’ claims will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, claims of our stockholders will be satisfied only after all of our and our Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $13,275,900 (or approximately $15,288,285 if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and commissions and other estimated offering expenses of approximately $140,000 payable by us.

We intend to use the proceeds from this offering to repay existing indebtedness, fund pending and future property acquisitions (including certain of the pending acquisitions described in the Summary section above under “Recent Developments —Pending Acquisitions”) and for other general corporate purposes. This offering is not contingent upon the closing of any pending acquisitions.

Our $100.0 million long-term mortgage note payable, or our mortgage term note, matures in January 2029 and our Line of Credit matures in April 2024. The interest rate per annum applicable to the mortgage term note is initially 3.50% and is subject to adjustment in January 2017 and every three years thereafter based on the then reported yield rate for the three year U.S. Treasury obligations and a spread determined by the lender. The interest rate per annum applicable to our Line of Credit is equal to the greater of (i) London Interbank Offered Rate, or LIBOR, or (ii) 2.75% per annum, in each case plus a spread equal to 2.5%, with such spread subject to adjustment in April 2017. As of September 23, 2014, our mortgage term note had an outstanding balance of $41.3 million and our Line of Credit had an outstanding balance of $14.6 million. The maximum amount available to be drawn, in aggregate, under our mortgage note and our line of credit is currently $13.7 million. Capacity to borrow under these instruments, with a maximum aggregate availability of $125 million is limited to 58% of the appraised value of property that is pledged as collateral.

Pending application of any portion of the net proceeds as described above, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2014:

•	on an actual basis, and

•	on an as adjusted basis to reflect (i) the sale of 1,150,000 shares of our common stock offered by us in this offering after the deduction of the underwriting discounts and commissions and other estimated expenses payable by us and (ii) the application of the net proceeds to repay existing indebtedness under our Line of Credit as set forth under “Use of Proceeds.” The table does not give effect to the issuance of up to 172,500 additional shares of our common stock that may be sold pursuant to the underwriters’ over-allotment option.

You should read this table in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and our Annual Report on Form 10-K for the year ended December 31, 2013, and our consolidated financial statements, related notes and other financial information that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted(1)
Cash and cash equivalents	$3,829,591	$3,905,491

Debt:
Mortgage notes payable	41,331,998	45,586,598
Borrowings under line of credit	3,000,000	1,400,000

Total debt	$44,331,998	$46,986,598

Stockholders’ equity:
Common stock, $0.001 par value per share: 20,000,000 shares authorized, 6,530,264 shares issued and outstanding, actual; and 7,680,264 shares issued and outstanding as adjusted	6,530	7,680
Additional paid-in capital	51,326,262	64,601,012
Distributions in excess of accumulated earnings	(4,276,423)	(4,276,423)

Total stockholders’ equity	47,056,369	60,332,269

Total capitalization	$91,388,367	$107,318,867

(1)	As of September 23, 2014, we had outstanding approximately $41.3 million under our mortgage term note, approximately $14.6 million under our Line of Credit and approximately $4.3 million under the Farm Credit Loan. See “Recent Developments—Pending Acquisitions” and “—Financing Activity.”

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is listed on The NASDAQ Global Market under the symbol “LAND.” The following table reflects the range of the high and low sale prices of our common stock on The NASDAQ Global Market and the distributions declared per common share for each quarter in the year ended December 31, 2013 and the current fiscal year through September 22, 2014. Distributions to common stockholders are currently declared quarterly and paid monthly.

	Price Range		Distributions Per Common Share(1)
	High	Low
2013
First Quarter(2)	$15.83	$14.00	$0.08
Second Quarter	18.74	15.00	0.36
Third Quarter	17.45	14.99	0.36
Fourth Quarter	17.40	15.48	0.69	(3)

2014
First Quarter	$16.17	$11.75	$0.09
Second Quarter	14.50	10.78	0.09
Third Quarter (through September 23, 2014)	13.87	11.57	0.09

(1)	Amounts presented represent the cumulative amount of the monthly common stock distributions declared during such quarter.
(2)	From January 29, 2013 through March 31, 2013.
(3)	Includes a one-time distribution of $0.33 per share representing the final distribution of our remaining accumulated earnings and profits from prior years.

The decision as to whether to authorize and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole and absolute discretion of our Board of Directors in light of conditions then existing, including our earnings, taxable income, FFO, financial condition, liquidity, capital requirements, debt maturities, the availability of capital, contractual prohibitions or other restrictions, applicable REIT and legal restrictions and general overall economic conditions and other factors. While the statements in this prospectus supplement concerning our distribution policy represent our current expectations, any actual distribution payable will be determined by our Board of Directors based upon the circumstances at the time of authorization and the actual number of shares of common stock then outstanding, and any future cash distribution payable on our common stock may vary from such expected amounts.

As of September 21, 2014, there were approximately three registered holders of our shares of common stock. The transfer agent and registrar for our common stock is currently Computershare Shareowner Services.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated September 24, 2014, by and among us, the Operating Partnership and Janney Montgomery Scott LLC, as representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number Of Shares
Janney Montgomery Scott LLC	517,500
Oppenheimer & Co. Inc.	230,000
JMP Securities LLC	115,000
Ladenburg Thalmann & Co. Inc.	92,000
Maxim Group LLC	92,000
J.J.B. Hilliard, W.L. Lyons, LLC	57,500
Sidoti & Company, LLC	46,000

Total	1,150,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ and trustees’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.360 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase the over-allotment shares.

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public offering price	$12.28	$12.28	$14,122,000	$16,240,300
Underwriting discounts and commissions paid by us	$0.614	$0.614	$706,100	$812,015
Proceeds to us, before expenses	$11.666	$11.666	$13,415,900	$15,428,285

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $140,000. This amount includes reimbursement to the underwriters of up to $25,000 for certain out-of-pocket expenses incurred by them in connection with this offering including, but not limited to, fees and disbursements of counsel to the underwriters.

Listing

Our common stock is listed on The NASDAQ Global Market under the trading symbol “LAND.”

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 172,500 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise such option only to cover over-allotments in the sale of shares of common stock offered by this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly, for a period of 60 days:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act of shares of our common stock or

•	otherwise dispose of any shares of our common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into our common stock (other than shares of senior common stock) currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of Janney Montgomery Scott LLC.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the 60 day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

•	prior to the expiration of the 60 day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60 day restricted period,

then in either case, subject to certain exceptions specified in the underwriting agreement, the expiration of the 60 day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Janney Montgomery Scott LLC waives, in writing, such an extension.

Janney Montgomery Scott LLC may, in its sole discretion and at any time or from time to time before the termination of the 60 day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

“Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP. Bass, Berry & Sims PLC and Squire Patton Boggs (US) LLP may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at www.GladstoneLand.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Land Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 24, 2014 (including portions of our definitive Proxy Statement filed with the SEC on March 28, 2014 that are specifically incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 5, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 4, 2014;

•	Current Reports on Form 8-K filed on January 3, 2014 (as amended by the Current Report on Form 8-K/A, filed February 5, 2014), May 14, 2014, July 16, 2014, August 12, 2014 and September 23, 2014.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this filing until the termination of this offering of securities pursuant to this prospectus supplement are incorporated by reference into this prospectus supplement and the accompanying prospectus from the date of the filing of such documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference into this prospectus supplement and the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling our Investor Relations department at the following address and telephone number:

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

PROSPECTUS

$300,000,000

Common Stock

Senior Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer, from time to time, one or more series or classes of common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights. We refer to our common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $300,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The accompanying prospectus supplement also will contain information, where applicable, about federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes upon election, among other purposes.

Our common stock is traded on the NASDAQ Global Market under the symbol “LAND.”

Investing in our securities involves substantial risks. See “Risk Factors” on page 5 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2014

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, add to, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires or indicates, all references to “we,” “our,” “us” and the “Company” in this prospectus mean Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries. All references to the “Operating Partnership” in this prospectus mean Gladstone Land Limited Partnership, a subsidiary of the Company and a Delaware limited partnership. All references to “Adviser” in this prospectus mean Gladstone Management Corporation, a Delaware corporation and all references to our “Administrator” in this prospectus mean Gladstone Administration, LLC, a Delaware limited liability company.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Ligation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and beyond annual row crops;

•	pending transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements, including with respect to the possible expansion of our credit facility and mortgage loan with MetLife;

•	estimates relating to our future distributions;

•	estimates regarding potential rental rate increases;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	estimates of future operating expenses, including payments to our Adviser and Administrator under the terms of our Advisory Agreement and Administration Agreement (each as defined herein);

•	our compliance with tax laws, including our intention to elect or qualify as a real estate investment trust (“REIT”) for federal income tax purposes;

•	projected capital expenditures; and

•	use of proceeds of our line of credit, mortgage note payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	general volatility of the capital markets and the market price of our common stock;

•	our failure to qualify as a REIT and risks of changes in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other agricultural real estate companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit, expand our line of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in climate, the environment, our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman, president and chief executive officer or Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We are an externally-managed real estate company that was originally incorporated in California on June 14, 1997 and that intends to elect to be taxed as a real estate investment trust for the year ended December 31, 2013. We were subsequently re-incorporated in Delaware on May 25, 2004 and finally re-incorporated in Maryland on March 24, 2011. We exist primarily for the purpose of engaging in the business of owning and leasing farmland. Prior to 2004, we engaged in the owning and leasing of farmland, as well as an agricultural operating business whereby we engaged in the farming, contract growing, packaging, marketing and distribution of fresh berries, including commission selling and contract cooling services to independent berry growers. In 2004, we sold our agricultural operating business, and since 2004, our operations have consisted solely of leasing our farms to medium-sized, independent farming operations and larger, corporate farming operations.

We currently own 21 farms: 8 in California, 6 in Florida, 4 in Michigan, 2 in Oregon and 1 in Arizona. We also own two storage facilities utilized for cooling crops (known as coolers), and one facility used for the storage and assembly of boxes for shipping produce (known as a box barn). These properties are currently leased to 16 separate tenants that are either corporate or independent farmers. We also lease a small parcel on our farm near Oxnard, California, or West Gonzales, to an oil company. Historically, our farmland has predominantly been concentrated in locations where tenants are able to grow annual row crops, such as certain types of berries (such as strawberries and raspberries), lettuce and other crops, which are planted and harvested annually or more frequently. However, during 2013, we began to diversify the variety of crops grown on our properties, and now own several farms with more permanent crops, such as blueberries, as well as a couple of farms that grow grains, such as corn and beans. While our focus remains on annual row crops, in the future, we may acquire additional land farmed for fruit or nut trees, bushes, wine berries and wine grapes, as well as land to grow grains. We may also acquire more property related to farming, such as cooler buildings, freezer buildings, box barns, silos, storage facilities, green houses, processing plants, packaging buildings and distribution centers.

We generally lease our properties under triple-net leases, an arrangement under which the tenant pays rent to us and maintains the property while paying the related taxes, maintenance and insurance costs. We may also elect to sell farmland at certain times, such as when the land could be developed by others for urban or suburban uses. We do not currently intend to enter the business of growing, packing or marketing farmed products; however, if we do so in the future, we expect that we would conduct such business through a taxable REIT subsidiary, or TRS.

To a lesser extent, we may provide senior secured first lien mortgage loans to farmers for the purchase of farmland and farm-related properties. We expect that any mortgage loans we make would be secured by farming properties that have a successful history of crop production and profitable farming operations and that, over time, such mortgages would not exceed 5.0% of the fair value of our total assets. Currently, we do not hold any mortgages, and we have not identified any properties for which to make loans secured by mortgages.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser, which is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria. Administrative services are provided to us by our Administrator, also an affiliate of ours and our Adviser. Our Adviser and our Administrator are owned and controlled by David Gladstone, our chief executive officer, president, chairman of our board of directors and our largest stockholder.

We intend to conduct our business through an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure in which our properties and the mortgage loans we make will be held directly or indirectly by Gladstone Land Limited Partnership, our Operating Partnership. We are the manager and 100% owner of Gladstone Land Partners, LLC, or Land Partners, which is the sole general partner of our Operating Partnership, and we currently hold, directly and indirectly through Land Partners, 100% of its outstanding limited partnership units, or Units. In the future, we may offer equity ownership in our Operating Partnership by issuing Units to farmland owners from time to time in consideration for acquiring their farms. Holders of Units in our Operating Partnership will be entitled to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the Units for one year. Farmland owners who exchange their farms for Units may be able to do so in a tax-deferred exchange under U.S. federal income tax laws.

The Operating Partnership is the sole member of our subsidiary, Gladstone Land Advisers, Inc., which we will elect to be a TRS. We may own or manage our assets and engage in other activities through Gladstone Land Advisors or another TRS we form or acquire when we deem it necessary or advisable. The taxable income generated by any TRS will be subject to regular corporate income tax. Currently, we do not conduct any operations through our TRS.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the years ended December 31, 2013, 2012 and 2011 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest. We do not currently have and have not historically had any outstanding preference equity securities or dividends on such securities.

	Year Ended December 31,
	2013	2012	2011
Ratio of Earnings to Fixed Charges and Preferred Dividends	1.3	1.9	1.0

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value per share. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of common stock into other classes or series of stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of March 13, 2014, there were 6,530,264 shares of common stock issued and outstanding and no shares of senior common stock or preferred stock issued and outstanding. The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of Maryland General Corporation Law, or the MGCL.

Common Stock

Voting Rights

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock (of which there currently is none), the holders of the common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares (of which there currently are none) and to the provisions of our charter regarding restrictions on transfer of our shares.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Certificates

We will not issue certificates. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to affect a transfer. Transfers can be affected simply by mailing to us a duly executed transfer form. Upon the issuance of our shares, we will send to each stockholder a written statement which will include all information that is required to be written upon stock certificates under the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be brought before the stockholders. Special meetings of stockholders may be called upon the request of our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors or by the written request of stockholders of record as of the request date entitled to cast not less than a majority of all votes entitled to be cast at such meeting, provided that the request is in the form and manner specified in our Bylaws. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting constitutes a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is approved by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Senior Common Stock

Future Class of Senior Common Stock

If we offer senior common stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the senior common stock, including voting rights, dividends, liquidation, exchange or conversion options and any other applicable terms. Such terms will be subject to and qualified in their entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption, if any of such senior common stock.

If we issue shares of senior common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in the requisite prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Code, among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Restrictions on ownership and transfer of our common stock, senior common stock and preferred stock are designed to preserve our qualification as a REIT and, therefore, may act to prevent or hinder a change of control. See “— Restrictions on Ownership and Transfer” below. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). We intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2013, in which case, these ownership limits will apply to us beginning with our taxable year ending December 31, 2014.

Our charter imposes restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 3.3% in value of the aggregate number of shares of the outstanding shares of all classes and series of our capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock. We refer to this limit as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our stock described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 3.3% in value of the outstanding shares of all classes and series of our capital stock or in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would not result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors in order to determine or ensure our qualification as a REIT. Our charter contains or our board of directors has created excepted holder limits for David Gladstone and the Gladstone Future Trust, a trust for the benefit of Mr. Gladstone’s adult children. The excepted holder limits, which our charter contains or our board of directors approved, allow David Gladstone and Gladstone Future Trust to hold up to 33.3% and 17%, respectively in value of the aggregate of outstanding shares of our capital stock, or 33.3% and 17% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock and certain qualified institutional investors to collectively hold up to 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of capital stock or up to 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (excluding any outstanding shares of capital or common stock not treated as outstanding for federal income tax purposes). David Gladstone currently holds approximately 30.9% of the number of shares of capital stock outstanding and Gladstone Future Trust currently holds approximately 10.2% of the number of shares of capital stock outstanding (which shares will be attributed to Mr. Gladstone for purposes of the REIT stock ownership diversification requirements).

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, (a) after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or (b) doing so would result in our failure to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or our failure to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer of sale until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary. If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to the MGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) or more of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•	the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•	the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•	our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•	whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•	whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except:

•	a payment default; or

•	a covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security. Such subscription rights or other offered security may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in the accompanying prospectus supplement. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of eight members. Our board is divided into three classes of directors. Directors of each class are elected for a three-year term and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

To qualify and maintain status as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. These requirements do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. In order to assist our board of directors in becoming a REIT and preserving our status as a REIT, among other purposes, our charter contains ownership limits which prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 3.3% in value of our outstanding shares of capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of our outstanding shares of common stock, other than David Gladstone, who currently owns approximately 30.8% of our outstanding capital stock and the Gladstone Future Trust, that currently owns approximately 10.2% of our outstanding capital stock, and certain qualified institutional investors who may own up to 9.8%. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer” for more information.

The 3.3% ownership limit does not apply to any underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of our capital stock (or securities convertible or exchangeable for capital stock) in a public offering of our shares, only to the extent necessary to facilitate such offering.

Distributions

Distributions will be paid to investors who are stockholders as of the record date selected by our board of directors. Distributions will be paid on a monthly basis regardless of the frequency with which such distributions are declared. To qualify as a REIT, we are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Distributions will be paid at the discretion of our board of directors based on our earnings, cash flow and general financial condition. The directors’ discretion will be governed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later month and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder may, during normal business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders meetings, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record or beneficial holders of 5% of any class of our stock are entitled to inspect a copy of our stockholder list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request.

The rights of stockholders described above are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act. Rule 14a-7 provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds vote for the removal of any director from the board, (c) vest in the board the exclusive power to fix the number of directorships and (d) require, unless called by our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast to call a special meeting. We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Amendments to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if approved and advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions except for the charter amendments described above may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an acquiring person statement), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by David Gladstone and any of his affiliates. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL; the classification of our board of directors; the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from an election by us to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock, senior common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Land Corporation and not to our subsidiaries and affiliates.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “— Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of an election by us to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We intend to elect to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2013. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurances can be given that our beliefs or expectations will be fulfilled, however, since qualification as a REIT depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2013, or, in the event that we do not elect to be taxed as a REIT for our taxable year ended December 31, 2013, then for our taxable year ending December 31, 2014, and for subsequent taxable years. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular period will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify as a REIT” below.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•	We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) During the last half of any taxable year Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws — Restrictions on Ownership and Transfer.” The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, we may fail to qualify as a REIT. We believe we will have issued sufficient stock with enough diversity of ownership to allow us to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, these entities currently are not treated as entities separate from their owners for federal income tax purposes because each such entity is treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes would be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the entity.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. Unlike a “qualified REIT subsidiary,” the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We will not be treated as holding the assets of any taxable REIT subsidiary or as receiving any income that a taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake activities indirectly that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be subject to federal income tax at the rates applicable to qualified dividend income rather than at the rates applicable to ordinary income. See “— Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders — Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on its taxable income. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in certain activities, such as the provision of noncustomary tenant services or third-party management services, indirectly through a taxable REIT subsidiary to the extent that we determine that such activities could jeopardize our REIT status if we engaged in the activities directly. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the potential imposition of the 100% tax on income from prohibited transactions. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from such property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or through a taxable REIT subsidiary, none of the rent from the property will qualify as “rents from real property.” We do not intend to provide any noncustomary services to our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or through taxable REIT subsidiaries.

If the rent from a lease does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or a taxable REIT subsidiary, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would not qualify as a REIT, unless we were able to utilize certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends. Dividends received by us from a taxable REIT subsidiary will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such income will be taxed to the taxable REIT subsidiary at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are able to utilize certain relief provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will enable us to utilize the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership for federal income tax purposes. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership for federal income tax purposes or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership for federal income tax purposes is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above for a calendar quarter other than the first calendar quarter of our initial REIT taxable year, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, as discussed above, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision were available, we would be subject to (i) federal income tax on our taxable income at federal corporate income tax rates and (ii) any applicable federal alternative minimum tax. In calculating our taxable income for a year in which we failed to qualify as a REIT, we would not be able to deduct from our taxable income amounts distributed to our stockholders, and we would not be required under the Code to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock, senior common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. If we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be treated as dividends to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, then to our senior common stock, if any, and then to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction, which generally is available to corporations, upon the receipt of dividends from us. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income currently is 39.6%. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) is subject to a 3.8% Medicare tax on dividends received from us.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year of declaration will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “—Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, however, the U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed by us to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) generally is subject to a 3.8% Medicare tax on gain from the sale of our stock.

Capital Gains and Losses. The federal income tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary gain applicable to U.S. stockholders that are taxed at individual rates currently is 39.6%, and the maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts (“qualified trust”) and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•	the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

•	either:

•	one qualified trust owns more than 25% of the value of our stock; or

•	a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 5% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 5% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If a non-U.S. stockholder owned more than 5% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above. Additionally, capital gain distributions to a non-U.S. stockholder in respect of stock of a class that is not a publicly traded class that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock.

Even if stock of a non-publicly traded class would otherwise constitute a USRPI, gain arising from the sale or other taxable disposition of such stock by a non-U.S. stockholder will not be subject to tax under FIRPTA as a sale of a USRPI if we have a publicly traded class and the applicable non-U.S. stockholder has not, at the time it acquires the stock of a non-publicly traded class, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held stock of a non-publicly traded class (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of our publicly traded class with the lowest fair market value. In addition, stock of a non-publicly traded class that is convertible into a stock of a publicly traded class and that is owned by a non-U.S. stockholder would not be considered a USRPI if, on the acquisition date, such stock had a fair market value that did not exceed the fair market value on such date of 5% of the total outstanding stock of the publicly traded class into which the stock of the non-publicly traded class is convertible.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until July 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

We currently hold, directly and indirectly, all of the ownership interests in our Operating Partnership and our other subsidiaries; therefore, our Operating Partnership and our other subsidiaries (other than any taxable REIT subsidiaries) currently are disregarded for federal income tax purposes. See “— Requirements for Qualification as a REIT — Qualified REIT Subsidiaries” and “— Requirements for Qualification as a REIT — Other Disregarded Entities and Partnerships” above. If additional partners or members are admitted to our Operating Partnership or any of our other subsidiaries, as applicable, we intend for such entity to be taxed as a partnership for federal income tax purposes. The following discussion summarizes certain federal income tax considerations that would be applicable if our Operating Partnership or other subsidiaries were taxed as partnerships for federal income tax purposes. The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners for federal income tax purposes may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any partnership in which we own an interest does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, any such partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a partnership’s status for federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such partnership would not pass through to us, and we would be treated as a stockholder of such entity for federal income tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each partnership’s income, gains, losses, deductions, and credits for each taxable year of the partnership ending with or within our taxable year, even if we receive no distribution from the partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as partnerships for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

If our Operating Partnership were to admit additional partners and therefore be taxed as a partnership for federal income tax purposes, the properties owned by the Operating Partnership would be deemed to have been contributed to a partnership for federal income tax purposes, which could result in future 704(c) Allocations to us. In addition, the carryover basis of any properties actually contributed to our Operating Partnership by an additional partner, under certain reasonable methods available to us, including the “traditional method,” (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our distributive share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and

•	reduced, but not below zero, by our distributive share of the partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for federal income tax purposes until we again have tax basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any partnership’s, trade or business.

State and Local Taxes

We and you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents; and

•	to investors directly in negotiated sales or in competitively bid transactions, on a continuous or delayed basis.

Each prospectus supplement will describe the terms of the offering of the respective securities, including:

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of the offering of the respective securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents with whom we have entered into arrangements with respect to the sale of such securities;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the rules and procedures for any auction or bidding process, if used;

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale; and

•	any other applicable terms of the offering.

If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. We may also enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the accompanying prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on the NASDAQ Global Market under the symbol “LAND.” All securities that we offer, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price in accordance with Rule 104 of Regulation M. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Short covering transactions also may be effected through a partial or full over-allotment exercise granted to them by us. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided in connection with our initial public offering, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed February 24, 2014 (including portions of our definitive Proxy Statement for the 2014 Annual Meeting of Stockholders incorporated therein by reference);

•	Current Report on Form 8-K, filed January 3, 2014 (as amended by the Current Report on Form 8-K/A, filed February 5, 2014); and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed January 28, 2013, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

1,150,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Janney Montgomery Scott

Oppenheimer & Co.

JMP Securities

Ladenburg Thalmann

Maxim Group LLC

J.J.B. Hilliard, W.L. Lyons, LLC

Sidoti & Company, LLC

September 24, 2014